INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

THIS INDEMNIFICATION AND HOLD HARMLESS AGREEMENT (the “Agreement”) is entered into as of the 25th day of April, 2008, but effective as of April 1, 2008, by and between Orion Ethanol, Inc., a Nevada corporation (the “Corporation”), and Jerry Vernon Nash, an individual (“Nash”).

WHEREAS, the Corporation holds a 62% membership interest in Gateway Holdco, L.L.C. (“Gateway”), and Gateway has made a $3.5 million dollar capital call to its members. This capital call will require the Corporation to contribute an additional $2.17 million to Gateway to enable Gateway to continue operations. The Corporation looked for and discussed alternatives for funding this additional capital call and the board of directors (other than Nash) decided the best course of action was to accept a proposal by Nash for the purchase of certain units in Gateway by Nash’s entity Mercy, LLC (“Buyer”) (for purposes hereof, Buyer and Nash collectively referred to as “Nash”) in order to fund the Corporation’s capital contribution (the “Transaction”) pursuant to that certain Unit Purchase Agreement Dated April 25, 2008 by and between the Corporation, Gateway and Buyer (the “Purchase Agreement”);

WHEREAS, the Corporation and Nash recognize the potential risk of litigation and other claims being asserted against the Corporation and Nash resulting from the Transaction;

WHEREAS, in recognition of Nash’s need for protection against personal liability to enhance and induce Nash to enter into the Transaction, the Corporation wishes to provide in this Agreement for the indemnification of Nash to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement; and

WHEREAS, the Corporation and Nash believe it is in the best interests of each of them to provide for indemnification of Nash as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the Corporation and Nash hereby agree as follows:

Section 1. Indemnification Arrangement. Capitalized terms used in subsection (a) are defined in subsections (b) and (c)

(a) Indemnity. If Nash was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of, or arising in part out of, an Indemnifiable Event, then the Corporation shall indemnify and hold Nash harmless to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty days after written demand is presented to the Corporation, against any and all Expenses of such Claim.

(b) Claim. “Claim” shall mean any threatened or pending action, suit or proceeding, any inquiry or investigation, or any appeal therefrom whether conducted by the Corporation or any other party, that Nash in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other; provided, however, Claim shall not include an action by or in the right of the Corporation if Nash shall have been adjudged to be liable to the Corporation unless it is determined in a Claim that, despite the adjudication of liability but in view of all the circumstances of the case, Nash is fairly and reasonably entitled to indemnity for Expenses which the court shall deem proper.

(c) Indemnifiable Event. “Indemnifiable Event” shall mean any event or occurrence arising from or related to, directly or indirectly, the Transaction or the fact that Nash is or was serving the Corporation in some capacity, including without limitation, as Director, or as a consultant to, or as an officer, employee, or agent of the Corporation or of any corporation, partnership, joint venture, trust or other enterprise related to the business or activities of the Corporation, or by reason of anything done or not done by Nash in any such capacity if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, Nash had no reasonable cause to believe his conduct was unlawful. No event shall be an Indemnifiable Event if it is ultimately determined in a Claim that Nash acted in a manner that was knowingly fraudulent, deliberately dishonest, or constituted willful misconduct.

For purposes of clarification and not limitation, the following matters shall be considered Indemnifiable Events for purposes of this Agreement: any claim that is filed or promoted by the Corporation (or any company to which the Corporation may be sold or into which Corporation may be merged), any past, present or future shareholder of the Corporation, any board member, officer or creditor of the Corporation, any wholly or partially owned subsidiary of Seller, or any other person, that is based in whole or in part on the Transaction including but not limited to claims, causes of action and/or allegations that the Purchase Agreement was unfair to the Corporation, that Buyer and/or Nash usurped a corporate opportunity belonging to Corporation, that the Purchase Agreement is void or voidable, that Buyer and/or Nash engaged in “insider trading” under applicable SEC rules or regulations or that this Agreement was in violation of Nevada statutory or common law governing Seller. In addition to the above, the Corporation shall also defend at its cost Buyer and Nash against and indemnify Buyer and Nash for any additional tax that is finally determined in a claim to be owed by Buyer and/or Nash that may result from a determination that the Transaction was a partial liquidation of the Corporation, that the distribution of Units (as defined in the Purchase Agreement) to Buyer constituted a dividend by the Corporation, that the distribution of Units was a “part sale, part gift,” or that the distribution of Units caused Buyer to recognize taxable income.

(d) Expenses. “Expenses” shall include reasonable attorneys’ fees and all other reasonable costs, expenses and obligations actually incurred and paid in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event. Expenses shall also include judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges actually incurred and paid or payable in connection with or in respect of such Expenses) of any Claim relating to any Indemnifiable Event. Expenses shall also include Additional Expenses as defined in Section 3 below.

(e) For purposes of Sections 1(b), 1(c) and 5 herein, the phrase “determined in a Claim” shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision which decision has become final and from which no appeal or other review proceeding is permissible.

Section 2. Notification and Defense of Claim.

(a) Notification. Promptly after receipt by Nash of notice of the commencement of any Claim, Nash will, if a claim for indemnification in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; provided, however, the omission to notify the Corporation will not relieve it from any liability which it may have to Nash under this Agreement if such omission does not materially adversely prejudice the rights of the Corporation. In addition, Nash shall give the Corporation such information and cooperation as the Corporation may reasonably require, subject to reasonable claims of privilege or other basis for nondisclosure by Nash.

(b) Defense. With respect to any Claim as to which Nash notifies the Corporation of the commencement thereof, the Corporation will be entitled to participate therein at its own expense. Except as otherwise provided below, to the extent that it may wish, the Corporation will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Nash. After notice from the Corporation to Nash of its election to assume the defense thereof, the Corporation will not be liable to Nash under this Agreement for any legal expenses subsequently incurred by Nash in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Nash shall have the right to employ counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Nash unless (i) the employment of counsel by Nash has been authorized by the Corporation, (ii) independent legal counsel approved by both the Corporation and Nash shall have reasonably concluded, that there is or is likely to be a conflict of interest between the Corporation and Nash in the conduct of the defense of such Claim or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and expenses of counsel shall be borne by the Corporation. The Corporation shall not be entitled to assume the defense of any Claim brought by or on behalf of the Corporation or as to which the counsel for Nash shall have reasonably made the conclusion, as provided in (ii) above.

(c) Settlements. The Corporation shall not be liable to indemnify Nash under this Agreement for any amounts paid in settlement of any Claim made without the prior written consent made by or on behalf of a majority of the members of the Board of Directors of the Corporation. The Corporation shall not settle any Claim in any manner that would impose any penalty or limitation on Nash or result in a finding of wrongdoing against Nash without Nash’s written consent. Neither the Corporation nor Nash will unreasonably withhold their consent to any proposed settlement.

Section 3. Indemnification for Additional Expenses. The Corporation shall indemnify Nash against any and all expenses (including reasonable attorneys’ fees) (collectively, “Additional Expenses”) which are or may be incurred by Nash in connection with any claim asserted against or action brought by Nash for (i) indemnification of Expenses by the Corporation under this Agreement or any other agreement or under the Corporation’s Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for an Indemnifiable Event or (ii) recovery under any of directors’ and officers’ liability insurance policies maintained by the Corporation.

Section 4. Partial Indemnity, Etc. If Nash is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses of a Claim, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Nash for the portion thereof to which Nash is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Nash has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Nash shall be indemnified against all Expenses incurred in connection therewith.

Section 5. No Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Nash did not meet any particular standard of conduct or have any particular belief or that it has been determined in a Claim that indemnification is not permitted by applicable law.

Section 6. Nonexclusivity. The rights of Nash hereunder shall be in addition to any other rights Nash may have under the Corporation’s Articles of Incorporation, Bylaws, or other agreements or pursuant to resolutions or determinations of the Board of Directors, under applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s Articles of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that Nash shall enjoy by this Agreement the greater benefits so afforded by such change.

Section 7. Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing liability insurance, Nash shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation employee.

Section 8. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Nash, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 9. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against Nash to the extent Nash has otherwise actually received payment (under any insurance policy, the Corporation’s Articles of Incorporation or Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 10. Miscellaneous Provisions.

(a) Dispute Resolution.  All disputes and controversies between the parties arising out of or in connection with this Agreement shall be submitted to arbitration.

(b) Entire Agreement. This Agreement supersedes all prior documents, understandings and agreements, oral or written, and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof.

(c) Assignments. None of the parties’ rights or obligations under this Agreement may be assigned. Any assignment in violation of the foregoing shall be null and void.

(d) Severability. If any one or more provisions of this agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof, provided that if such provision may not be so modified such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Notices. The parties agree that, when sending written communications or other notices, they will use their good faith best efforts to provide either a simultaneous fax copy of such material to the intended recipient thereof and/or give the intended recipient telephonic notice that such written communication or other notice is being sent by mail. Communications and other notices given under this Agreement will be deemed delivered when personally delivered, or on the third business day following deposit in the U.S. mail, first class, postage paid, and addressed to the party at the business address contained in the Employment Agreement.

(f) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to principles of conflict of law.

(g) Headings and Captions. All headings and captions used in this Agreement are for convenience only, and shall not be construed to either limit or broaden the language of this Agreement or any particular section.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties hereto.

(i) Third-Party Beneficiaries. This Agreement is not intended to confer upon any non-party rights or remedies hereunder.

(j) Binding Agreement. This Agreement shall be deemed effective and legally binding upon the parties when it has been executed and delivered by all parties hereto. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assignees.

(k) Interpretation. The parties hereto acknowledge and agree that (i) each party and its representatives has reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Orion Ethanol, Inc.

By: /s/ Tim Barker
Tim Barker, Co-Chief Executive Officer

/s/ Jerry Vernon Nash
Jerry Vernon Nash, individually and as a Member of Mercy, LLC